Exhibit 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346

Media Contact: Christi Dean, christi.dean@avid.com, 978-640-5147

Avid Announces Final Financial Results for 2009 Third Quarter

TEWKSBURY, Mass., November 16, 2009 — Avid® (NASDAQ: AVID) today reported final financial results for the three- and nine-month periods ended September 30, 2009. These results reflect corrections of errors identified in its previously announced investigation concerning the timing of recognition of revenue. As a result of these errors, Avid has determined that it has a material weakness in the design and operating effectiveness of its controls and procedures in Europe relating to ensuring that revenue is recognized only after transfer of title and risk of loss to the customer.

Avid reported revenues of $152.1 million for the three-month period ended September 30, 2009, compared to $217.1 million for the same period in 2008. The GAAP net loss for the quarter was $17.2 million, or $0.46 per share, compared to a GAAP net loss of $66.4 million, or $1.80 per share, in the third quarter of 2008. The third quarter 2008 results included a non-cash impairment charge of $51.3 million or $1.39 per share.

The GAAP net loss for the third quarter of 2009 included amortization of intangibles, stock-based compensation, restructuring charges, loss on asset sales and related tax adjustments, collectively totaling $17.0 million. Excluding these items, the non-GAAP net loss was $215 thousand for the third quarter, or $0.01 per share.

Revenues for the nine-month period ended September 30, 2009 were $454.3 million, compared to revenues of $638.2 million for the same period in 2008. GAAP net loss for the first nine months of 2009 was $50.4 million, or $1.35 per share, compared to GAAP net loss of $97.9 million, or $2.59 per share, for the same period in 2008.

GAAP net loss for the nine-month period ended September 30, 2009 included $39.1 million of amortization, stock-based compensation, restructuring charges, loss on asset sales and related tax adjustments. Excluding these items, the non-GAAP net loss per share was $0.30 for the nine-month period ended September 30, 2009. GAAP net loss for the nine-month period ended

September 30, 2008 included $82.0 million of amortization, stock-based compensation, restructuring charges, impairment charges and related tax adjustments. Excluding these items, the non-GAAP net loss per share was $0.42 for the first nine months of 2008.

The changes to the results for the third quarter and nine months ended September 30, 2009 when compared to the results reported by Avid on October 22, 2009 are that revenues were decreased by $1.6 million and gross profit was decreased by $1.1 million. Since these adjustments were related to timing of revenue recognition, and not amount, the revenue and related gross profit will be recognized in the fourth quarter of 2009. Additionally, income taxes were reduced by $0.1 million.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income (loss) and earnings (loss) per share for the three- and nine-month periods ended September 30, 2009 and 2008 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Use of Forward-Looking Statements

The above release is subject to the completion and results of the audit committee’s investigation described above and the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about the anticipated impact of the audit committee’s investigation described above, and these statements are subject to the outcome of such investigation. This release also makes forward-looking statements about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid

Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2009 Avid Technology, Inc. All rights reserved. Product features, specifications, systems requirements and availability are subject to change without notice.  Avid, Pinnacle Studio, Avid Unity, Interplay, Media Composer, Pro Tools, Symphony, Nitris, ISIS and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues:
Products	$123,522	$183,686	$369,075	$540,977
Services	28,597	33,380	85,216	97,218
Total net revenues	152,119	217,066	454,291	638,195

Cost of revenues:
Products	57,097	94,303	176,774	272,004
Services	13,586	18,744	43,515	55,760
Amortization of intangible assets	519	1,249	1,465	6,773
Restructuring costs	-	-	799	-
Total cost of revenues	71,202	114,296	222,553	334,537

Gross profit	80,917	102,770	231,738	303,658

Operating expenses:
Research and development	29,262	37,825	90,974	115,307
Marketing and selling	44,705	53,638	127,480	159,224
General and administrative	12,093	19,734	39,765	61,169
Amortization of intangible assets	2,782	3,307	7,779	10,017
Impairment of goodwill and intangible asset	-	51,257	-	51,257
Restructuring costs, net	7,891	2,107	17,132	4,107
Loss on sales of assets	3,398	-	3,398	-
Total operating expenses	100,131	167,868	286,528	401,081

Operating loss	(19,214)	(65,098)	(54,790)	(97,423)

Interest and other income (expense), net	(240)	507	(29)	2,605
Loss before income taxes	(19,454)	(64,591)	(54,819)	(94,818)

(Benefit from) provision for income taxes, net	(2,246)	1,800	(4,385)	3,106

Net loss	$(17,208)	$(66,391)	$(50,434)	$(97,924)

Net loss per common share - basic and diluted	$(0.46)	$(1.80)	$(1.35)	$(2.59)

Weighted-average common shares outstanding - basic and diluted	37,341	36,960	37,251	37,739

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2009, we combined our professional video and consumer video businesses into a single reporting segment. We will now consequently report on two business segments: Audio and Video. Please note that the segment contribution margin calculation has also changed from last year. Segment contribution margin is now calculated as segment gross margin less research and development and product management expenses directly attributable to the segment. Comparative results for the 2008 periods have been updated to reflect our new business structure.

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Video (a)	$92,617	$144,835	$268,818	$417,410
Audio	59,502	72,231	185,473	220,785
Total revenues	$152,119	$217,066	$454,291	$638,195

Contribution Margin:
Video	$31,196	$40,791	$77,709	$112,877
Audio	20,883	23,493	65,444	76,278
Segment contribution margin	52,079	64,284	143,153	189,155

Less unallocated costs and expenses:
Corporate research and development expenses	(1,633)	(1,890)	(5,224)	(5,391)
Marketing and selling expenses	(41,017)	(48,841)	(116,588)	(146,019)
General and administrative expenses	(11,187)	(16,374)	(35,650)	(51,924)
Amortization of acquisition-related intangible assets	(3,301)	(4,556)	(9,244)	(16,790)
Impairment of goodwill and intangible asset	-	(51,257)	-	(51,257)
Stock-based compensation	(2,866)	(4,357)	(9,908)	(11,090)
Restructuring costs, net	(7,891)	(2,107)	(17,931)	(4,107)
Loss on sales of assets	(3,398)	-	(3,398)	-
Consolidated operating loss	$(19,214)	$(65,098)	(54,790)	$(97,423)

(a) Includes revenues from non-core product lines of:	$117	$15,121	$1,874	$50,214

Reconciliation of GAAP net loss to Non-GAAP net loss:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP net loss	$(17,208)	$(66,391)	$(50,434)	$(97,924)

Adjustments to reconcile to Non-GAAP net loss:
Amortization of intangible assets	3,301	4,556	9,244	16,790
Impairment of goodwill and intangible asset	-	51,257	-	51,257
Stock-based compensation	2,866	4,357	9,908	11,090
Restructuring costs, net	7,891	2,107	17,931	4,107
Loss on sales of assets	3,398	-	3,398	-
Related tax adjustments	(463)	(240)	(1,357)	(1,288)
Non-GAAP net loss:	$(215)	$(4,354)	$(11,310)	$(15,968)

Weighted-average common shares outstanding - diluted	37,341	36,960	37,251	37,739

Non-GAAP net loss per common share - diluted	$(0.01)	$(0.12)	$(0.30)	$(0.42)

	Three Months Ended		Nine Months Ended
Stock-based compensation included in:	September 30,		September 30,
	2009	2008	2009	2008
Cost of products revenues	$ 163	$ 177	$ 666	$ 480
Cost of services revenues	247	144	868	408
Research and development expenses	655	763	1,737	2,215
Marketing and selling expenses	895	1,470	2,522	3,108
General and administrative expenses	906	1,803	4,115	4,879
	$2,866	$4,357	$9,908	$11,090

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	September 30,	December 31,
	2009	2008
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$102,981	$147,694
Accounts receivable, net of allowances of $15,793 and $23,182
at September 30, 2009 and December 31, 2008, respectively	86,544	103,527
Inventories	91,692	95,755
Prepaid and other current assets	33,378	43,969
Total current assets	314,595	390,945

Property and equipment, net	33,556	38,321
Intangible assets, net	32,451	38,143
Goodwill	227,118	225,375
Other assets	11,570	10,801

Total assets	$619,290	$703,585

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$22,744	$ 29,419
Accrued expenses and other current liabilities	69,708	101,107
Deferred revenues	56,748	68,581
Total current liabilities	149,200	199,107

Long-term liabilities	13,320	11,823
Total liabilities	162,520	210,930

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	989,018	980,563
Accumulated deficit	(425,337)	(365,431)
Treasury stock at cost, net of reissuances	(114,343)	(124,852)
Accumulated other comprehensive income	7,009	1,952
Total stockholders' equity	456,770	492,655

Total liabilities and stockholders' equity	$619,290	$703,585